UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2019

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHprA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2019, the Board of Directors (the “Board”) of Armada Hoffler Properties, Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Dorothy S. McAuliffe as an independent director, effective immediately, to fill the vacancy created by the increase in the number of directors. Ms. McAuliffe will serve until the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) or until her successor is duly elected and qualifies.
The Board affirmatively determined that Ms. McAuliffe is an independent director within the meaning of the New York Stock Exchange listing standards. Ms. McAuliffe has not been named to any Board committees at this time.
Ms. McAuliffe currently serves as National Policy Advisor for Share Our Strength, a national non-profit working to end child hunger and poverty in the U.S. and around the world. She is a member of the board of directors of Food Corps and Service Year Alliance.  Ms. McAuliffe is the Governor’s Appointee to the Commonwealth Council on the Interstate Compact on Educational Opportunity for Military Children. Ms. McAuliffe served as the First Lady of the Commonwealth of Virginia from 2014-2018 and led initiatives to improve education and health outcomes and strengthen Virginia’s future workforce by ending child hunger and promoting state and local agriculture markets. Ms. McAuliffe worked for several years as an attorney in general practice and in financial institution federal regulation and securities law, including corporate mergers, acquisitions and reorganizations. Ms. McAuliffe holds a law degree from Georgetown University Law Center, and an undergraduate degree from The Catholic University of America. She was a fellow at the Georgetown University Institute of Politics and Public Service.
Ms. McAuliffe’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. Ms. McAuliffe also is expected to enter into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.4 to the Company’s Annual Report on Form 10-K, filed on March 2, 2016.
There were no arrangements or understandings between Ms. McAuliffe and any other persons pursuant to which Ms. McAuliffe was selected as a director. Neither Ms. McAuliffe nor any member of her immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: September 23, 2019	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer, Treasurer and Secretary